================================================================================


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------


                                 FORM 8-K/A

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report June 1, 1998



                        Commission file number 33-30261

                       WINDY HILL PET FOOD COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)



               MINNESOTA                             41-0323270
               ---------                             ----------
      (State or Other Jurisdiction         (IRS Employer Identification No.)
    of Incorporation or Organization)


                             Highwoods Plaza II
                          103 Powell Court, Suite 200
                              Brentwood, TN 37027
           (Address of Principal Executive Office, Including Zip Code)


                                (615) 373-7774
             (Registrant's Telephone Number, Including Area Code)


================================================================================

Item 2.         Acquisition of Disposition of Assets
------          -----------------------------------

        On June 1, 1998, Windy Hill Pet Food company, Inc. a Minnesota corporation (the "Company"), completed the acquisition of all of the capital stock of Deep Run Packaging Co., Inc. ("Deep Run"). Deep Run is a manufacturer of canned pet food for private label retailers. The purchase price of approximately $16.4 million was based on arm's length negotiations between the Company and the shareholders of Deep Run.

        To finance the acquisition of Deep Run and related costs, the Company borrowed $17 million under the Company's revolving credit facility under the Company's credit agreement.

Item 7.         Financial Statements, Pro Forma Financial Information
------          -----------------------------------------------------
                and Exhibits
                ------------

        (a) Financial Statements of Business Acquired. The audited balance sheet of Deep Run Packing Company, Inc. as of March 31, 1998 and the related statements of income, retained earnings and cash flows for the year ended March 31, 1998, together with the report of independent accountants thereon are included on pages 5 through 19 herein.

        (b) Unaudited Pro Forma Financial Information. The unaudited pro forma statement of operations of Windy Hill Pet Food Company, Inc. for the year ended December 27, 1997 and the three months ended March 28, 1998 and the unaudited pro forma balance sheet as of March 28, 1998 and related notes, included on pages 20 through 25 herein.

        (c) Exhibits. The following exhibits are filed in accordance with
            Item 601 of Regulation S-K, per an amendment to this report of Form 8-K/A:

               2.1 Stock Purchase Agreement dated April 6, 1998 between Windy Hill Pet Food Company, Inc. and the shareholders of Deep Run Packaging Co., Inc., the text of which and exhibits to which are incorporated by reference to Exhibit 2.1 to the Company's Form 10-Q filed August 11, 1998.

              23.1   Consent of Niessen, Dunlap & Pritchard, P.C.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        WINDY HILL PET FOOD COMPANY, INC.

Date: August 14, 1998                   By  /s/ Thomas R. Heidenthal
                                            ------------------------
                                            Thomas R. Heidenthal
                                            Senior Vice President
                                            and Chief Financial Officer


Date: August 14, 1998                   By  /s/ Charles W. Dunleavy
                                            -----------------------
                                            Charles W. Dunleavy
                                            Vice President - Finance
                                            and Principal Accounting Officer

Item 7(a): Financial Statements of Business Acquired

   The following financial statements of Deep Run Packing Company, Inc. are included in item 7(a).

                                                                       Page
                                                                       ----
Report of Independent Accountants....................................     5

Financial Statements:
   -Balance Sheet as of March 31, 1998...............................   6-7
   -Statement of Income for the year ended March 31, 1998............     8
   -Statement of Retained Earnings for the year ended
      March 31, 1998.................................................     9
   -Statement of Cash Flows for the year ended March 31, 1998........    10

Notes to the Financial Statements.................................... 11-15

Schedule of Cost of Goods Sold for the year ended
  March 31, 1998.....................................................    16

Schedule of Transportation Expenses for the year ended
  March 31, 1998.....................................................    17

Schedule of Selling Expenses for the year ended March 31, 1998.......    18

Schedule of Administrative Expenses for the year ended
  March 31, 1998.....................................................    19

                 [LETTERHEAD OF NIESSEN, DUNLAP & PRITCHARD]


            INDEPENDENT AUDITOR'S REPORT ON THE FINANCIAL STATEMENTS
                         AND SUPPLEMENTARY INFORMATION

To the Board of Directors
Deep Run Packing Co., Inc.
Dublin, Pennsylvania


We have audited the accompanying balance sheet of Deep Run Packing Co., Inc., as of March 31, 1998, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deep Run Packing Co., Inc., as of March 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on pages 16-19 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relations to the basic financial statements taken as a whole.


                                          /s/ NIESSEN, DUNLAP & PRITCHARD, P.C.
                                          NIESSEN, DUNLAP & PRITCHARD, P.C.
Colmar, Pa.
July 16, 1998

                          DEEP RUN PACKING CO., INC.
                                 BALANCE SHEET
                                MARCH 31, 1998



        ASSETS
Current Assets
  Cash                                                           $    242,590
  Accounts Receivable                                               2,286,305
  Other Receivables and Advances                                       26,987
  Inventory                                                         2,369,427
  Prepaid Expenses                                                    247,824
                                                                 ------------
    Total Current Assets                                            5,173,133
                                                                 ------------

Investments
  Cash Value of Life Insurance                                        409,073
                                                                 ------------

Property and Equipment
  Land                                                                 68,000
  Buildings and Improvements                                        2,556,291
    Accumulated Depreciation                                       (1,265,899)
  Machinery and Equipment                                           7,778,437
    Accumulated Depreciation                                       (4,338,721)
  Transportation Equipment                                            264,387
    Accumulated Depreciation                                         (238,019)
  Office Furniture and Equipment                                      242,143
    Accumulated Depreciation                                         (199,560)
                                                                 ------------
      Net Property and Equipment                                    4,867,059
                                                                 ------------

Other Assets
  Prepaid Expenses                                                    129,945
  Excise Tax Deposit                                                  194,674
                                                                 ------------
    Total Other Assets                                                324,619
                                                                 ------------

      TOTAL ASSETS                                               $ 10,773,884
                                                                 ============

                      See Notes to Financial Statements.

                          DEEP RUN PACKING CO., INC.
                                 BALANCE SHEET
                                MARCH 31, 1998


      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Current Maturities of Long-Term Note                          $   409,953
  Accounts Payable                                                1,935,668
  Accrued Expenses                                                  204,999
                                                                -----------
    Total Current Liabilities                                     2,550,620

Long-Term Debt
  Note Payable, Less Current Maturities                             112,307
                                                                -----------

    Total Liabilities                                             2,662,927
                                                                -----------

Stockholders' Equity
  Common Stock                                                        1,000
  Additional Paid-In Capital                                         29,389
  Retained Earnings                                               8,314,488
                                                                -----------
                                                                  8,344,877
  Treasury Stock                                                   (233,920)
                                                                -----------
    Total Stockholders' Equity                                    8,110,957
                                                                -----------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $10,773,884
                                                                -----------

                       See Notes to Financial Statements.

                          DEEP RUN PACKING CO., INC.
                              STATEMENT OF INCOME
                           YEAR ENDED MARCH 31, 1998

                                                                            %
                                                                          -----
Sales
  Sales                                                     $30,857,977   102.0
  Promotions and Allowances                                    (601,100)   (2.0)
                                                            -----------   -----
    Net Sales                                                30,256,877   100.0

Cost of Goods Sold                                           25,604,331    84.6
                                                            -----------   -----
Gross Profit                                                  4,652,546    15.4
                                                            -----------   -----
Operating Expenses
  Transportation                                                775,800     2.6
  Selling                                                       390,418     1.3
  Administrative                                              1,224,782     4.0
                                                            -----------   -----
    Total Operating Expenses                                  2,391,000     7.9
                                                            -----------   -----
Operating Income                                              2,261,546     7.5
                                                            -----------   -----

Other Income (Expense)
  Cash Discounts                                                158,661     0.5
  Interest Income                                                36,717     0.1
  Miscellaneous Income                                          105,076     0.3
  Loss on Disposal of Equipment                                 (22,304)   (0.1)
  Interest Expense                                              (68,387)   (0.2)
                                                             ----------   -----
    Total Other Income (Expense)                                209,763     0.7
                                                             ----------   -----

NET INCOME                                                  $ 2,471,309     8.2
                                                            ===========   =====

                       See Notes to Financial Statements.

                          DEEP RUN PACKING CO., INC.
                        STATEMENT OF RETAINED EARNINGS
                           YEAR ENDED MARCH 31, 1998


Balance, Beginning                                              $ 6,746,179

Net Income                                                        2,471,309

Dividends                                                          (903,000)
                                                                -----------

Balance, Ending                                                 $ 8,314,488
                                                                ===========


                      See Notes to Financial Statements.

                           DEEP RUN PACKING CO., INC.
                            STATEMENT OF CASH FLOWS
                           YEAR ENDED MARCH 31, 1998

Cash Flows from Operating Activities
 Net Income                                            $ 2,471,309
 Adjustments to Reconcile Net Income to Net Cash
  Provided by Operating Activities:
   Depreciation                                            576,977
   Loss on Disposal of Equipment                            22,304
   Change in Assets and Liabilities:
    (Increase) Decrease in:
      Accounts Receivable                                 (719,496)
      Other Receivables and Advances                       (25,282)
      Inventory                                           (571,087)
      Prepaid Expenses                                      38,419
      Excise Tax Deposit                                  (132,891)
    Increase (Decrease) in:
      Accounts Payable and Accrued Expenses                552,045
                                                       -----------
   Net Cash Provided by Operating Activities             2,212,298
                                                       -----------

Cash Flows from Investing Activities
 Increase in Cash Value of Life Insurance                 (123,723)
 Proceeds from Disposal of Equipment                        48,500
 Purchase of Property and Equipment                       (461,034)
                                                       -----------
   Net Cash Used in Investing Activities                  (536,257)
                                                       -----------

Cash Flows from Financing Activities
 Principal Payments on Long-Term Borrowings               (760,620)
 Dividends                                                (903,000)
                                                       -----------
   Net Cash Used in Financing Activities                (1,663,620)
                                                       -----------

Net Increase in Cash                                        12,421

Cash
 Beginning                                                 230,169
                                                       -----------

 Ending                                                $   242,590
                                                       ===========


Supplemental Disclosures of Cash Flow Information
 Cash Payments for Interest                            $    68,631
                                                       ===========

                       See Notes to Financial Statements.

                          DEEP RUN PACKING CO., INC.
                         Notes to Financial Statements
                                March 31, 1998


1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS
    The Company was incorporated under the laws of the Commonwealth of Pennsylvania on November 14, 1955. The Company's principal operation is the processing, packing, and sale of pet food at the wholesale level. The Company grants credit to supermarkets and other retail customers throughout the nation and several foreign countries. Consequently, the Company's ability to collect the amounts due from customers is affected by economic fluctuations of its customers.


    CASH
    The Company maintains its cash accounts in two commercial banks. The amount on deposit often exceeds the federally insured limit. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.


    ACCOUNTS RECEIVABLE
    An allowance for bad debts is not provided. The Company uses the direct write-off method for bad debts whereby amounts considered uncollectible are recorded directly to bad debt expense. Collections of accounts previously written off are included in income as received.

    Bad debts expense for the year ended March 31, 1998, was $25,313.


    INVENTORY
    Inventory is valued at the lower of cost or market, on a first-in, first-out basis. At March 31, 1998, inventory consists of the following:

               Raw Materials                $1,149,044
               Work in Process                 818,543
               Finished Goods                  401,840
                                            ----------

                                            $2,369,427
                                            ==========


    PREPAID EXPENSES
    The Company capitalizes all costs associated with the design and production of labels and packaging materials for new customers. Included in these costs are items such as artwork, design layout, and production of dies for printing. The costs are expensed over five years. Included in prepaid expenses at March 31, 1998, are unamortized costs of $226,957.

                          DEEP RUN PACKING CO., INC.
                         Notes to Financial Statements
                                March 31, 1998


1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    (Continued)

    PROPERTY AND EQUIPMENT
    Property and equipment are stated at cost. Major replacements and betterments are capitalized while maintenance and repairs are expensed as incurred.

    Depreciation is computed for financial statement purposes on a straight-line basis over the estimated useful lives of the related assets. The estimated useful lives of depreciable assets are:

                  Classifications              Years
           ------------------------------     -------

           Buildings and Improvements          25-40
           Machinery and Equipment              5-12
           Transportation Equipment              5-6
           Office Furniture and Equipment       5-10

    Depreciation expense for the year ended March 31, 1998, was $576,977.


    INCOME TAX STATUS
    The Company's stockholders have elected beginning for the year ended September 30, 1991, to be taxed under sections of the federal income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses, and credits. Therefore, these statements do not include any provision for federal corporate income taxes or refunds. A similar election has been made for Pennsylvania income taxes.

    Also, no provision has been made for any amounts which may be paid as dividends to the stockholders to assist them in paying their personal income taxes on the income of the corporation.


    USE OF ESTIMATES
    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


2.  EXCISE TAX DEPOSIT

    The Company has an excise tax deposit with the Internal Revenue Service allowing the Company to maintain its fiscal year end. The deposit will be returned to the Company upon termination of its S corporation election, changes in the Company's profitability, or if the Company changes to a December year end.

                          DEEP RUN PACKING CO., INC.
                         Notes to Financial Statements
                                March 31, 1998


3.  LINE OF CREDIT

    The Company has a line of credit agreement with Mellon Bank which permits borrowing up to $1 million. The line is secured by the Company's accounts receivable, inventory, machinery and equipment, and other collateral. Interest is charged on the outstanding balance at the lender's prime rate and is payable monthly. The line of credit was not used during the year ended March 31, 1998.


4.  LONG-TERM NOTE PAYABLE

    The Company has a note payable to Mellon Bank. The note is payable in monthly installments of $36,268, including interest at 7.5% per annum. The final payment is due June 1999. The note is secured by the Company's accounts receivable, inventory, machinery and equipment, and other collateral. This note agreement with the bank contains certain restrictions and covenants. The Company must also maintain a debt to equity ratio of 1 to 1 and sufficient cash flow to debt service of 1.5 to 1. Total interest expense on this note for the year ended March 31, 1998, was $55,775.

    Aggregate maturities of long-term debt are as follows:


             Year Ending
                March 31,                 Amount
             ------------                --------
                  1999                   $409,953
                  2000                    112,307
                                         --------
                                         $522,260
                                         ========

5.  COMMON STOCK AND TREASURY STOCK

    The Company has authorized 1 million shares of common stock with a par value of $10 per share. At March 31, 1998, there are 100,000 shares issued, 83,000 shares outstanding, and 17,000 shares of treasury stock. The treasury stock is reported at cost.

                          DEEP RUN PACKING CO., INC.
                         Notes to Financial Statements
                                March 31, 1998


6.  RETIREMENT PLAN

    The Company sponsors a 401(k) deferred salary savings plan which is a qualified defined contribution plan. All employees of the Company who meet certain eligibility requirements are able to participate in the plan. Pursuant to this plan, employees can contribute up to the lessor of 15% of their compensation or $10,000 a year to the plan. The Company matches 100% of the employee contribution up to 4% of compensation. In addition, the Company's Board of Directors has the discretion to contribute an additional amount, up to a maximum of 15% of employee compensation. For the year ended March 31, 1998, the matching contribution was $63,302 and there were no discretionary contributions.


7.  MAJOR CUSTOMERS

    During the year ended March 31, 1998, the Company recognized cumulative sales of $15,455,637 to four major customers. At March 31, 1998, accounts receivable included $1,575,850 due from these customers.


8.  OPERATING LEASES

    The Company is currently leasing seven forklifts and two automobiles under operating leases. The future minimum commitments under these operating leases are as follows:


               Year Ending
                March 31,                     Amount
               -----------                  ----------
                   1999                       $ 69,323
                   2000                         68,054
                   2001                         51,341
                   2002                         11,212
                                              --------
                                              $199,930
                                              ========

    Total rent expense for this equipment for the year ended March 31, 1998, was $54,461.


9.  RELATED PARTY TRANSACTIONS

    Interest expense includes $3,543 which was incurred and paid on demand loans from three stockholders of the Company. The borrowing and repayment of these demand loans occurred within the year ended March 31, 1998.

                          DEEP RUN PACKING CO., INC.
                         Notes to Financial Statements
                                March 31, 1998


10. SUBSEQUENT EVENTS

    STOCK PURCHASE AGREEMENT
    On April 6, 1998, the stockholders of the Company entered into a stock purchase agreement to sell their entire interest in the Company to another corporation. This transaction occurred on June 1, 1998.


    RELATED PARTY TRANSACTIONS
    On April 29, 1998, the Company acquired real estate adjoining its property for $300,000. This real estate was acquired from two stockholders of the Company.

                          DEEP RUN PACKING CO., INC.
                        SCHEDULE OF COST OF GOODS SOLD
                           YEAR ENDED MARCH 31, 1998

                                                                                 %
                                                                               -----

Raw Materials                                                   $  6,405,598    21.2
Purchase of Finished Goods                                           303,462     1.0
Cans and Ends                                                     10,427,280    34.5
Cartons and Trays                                                    744,786     2.5
Grains and Flavors                                                 2,263,575     7.5
Labels and Labeling Supplies                                       1,093,028     3.6
Wages - Plant                                                      1,822,769     6.0
Salaries - Plant Managers                                            341,347     1.1
Advertising in Classified                                              5,344     0.0
Boiler and Water Service                                              37,738     0.1
Depreciation - Plant                                                 551,947     1.8
Environmental Supplies/Repairs                                       160,210     0.5
Finishing Costs                                                       10,370     0.0
Gainsharing Expense                                                   85,113     0.3
Insurance - Employee Benefits                                        208,893     0.7
Insurance - Liability/Accident                                       112,693     0.4
Medical Reimbursement Plan                                            18,475     0.1
Outside Services - Other                                             162,080     0.5
Pension Plan                                                          44,596     0.1
Plant Supplies and Expense                                           109,613     0.4
Product Analysis                                                      18,940     0.1
Quality Control - Lab                                                 56,254     0.2
Rent - Equipment                                                      64,673     0.2
Repairs/Maintenance - Building                                        32,456     0.1
Repairs/Maintenance - Equipment                                      302,250     1.0
Safety Equipment                                                       5,587     0.0
Sanitation Supplies and Expense                                       96,111     0.3
Tax - Payroll                                                        186,131     0.6
Tax - Real Estate                                                     31,725     0.1
Uniforms                                                              33,712     0.1
Utilities                                                            435,158     1.4
Training                                                               3,504     0.0
                                                                ------------    -----
                                                                  26,175,418    86.5
Change in Inventory                                                 (571,087)   (1.9)
                                                                ------------    -----

   Total                                                        $ 25,604,331    84.6
                                                                ============    ====

                      See Notes to Financial Statements.

                          DEEP RUN PACKING CO., INC.
                      SCHEDULE OF TRANSPORTATION EXPENSES
                           YEAR ENDED MARCH 31, 1998


                                                                             %
                                                                           -----
Wages - Drivers                                                $ 16,320     0.1
Depreciation - Transportation                                       504     0.0
Freight Out - Common Carrier                                    733,843     2.4
Insurance - Employee Benefits                                     1,092     0.0
Insurance - Liability/Accident                                    2,752     0.0
Miscellaneous                                                       223     0.0
Tax - Payroll                                                     1,368     0.0
Truck Expenses                                                    3,351     0.0
Truck Fuels                                                       4,977     0.0
Truck Maintenance                                                11,370     0.0
                                                               --------    ----
  Total                                                        $775,800     2.6
                                                               ========    ====

                       See Notes to Financial Statements.

                          DEEP RUN PACKING CO., INC.
                         SCHEDULE OF SELLING EXPENSES
                           YEAR ENDED MARCH 31, 1998

                                                                             %
                                                                           _____
Salaries - Sales                                                $ 52,536    0.2
Advertising/Public Relations                                      56,316    0.2
Automobile Maintenance                                             2,225    0.0
Broker Commissions                                               168,739    0.6
Customer Development                                                 533    0.0
Depreciation - Automobiles                                         1,583    0.0
Insurance - Employee Benefits                                      7,026    0.0
Insurance - Liability/Accident                                     1,017    0.0
International Expenses                                            40,369    0.1
Meals and Entertainment                                            5,570    0.0
Miscellaneous                                                        293    0.0
Pension Plan                                                       3,692    0.0
Sales Expenses                                                       374    0.0
Tax - Payroll                                                      3,463    0.0
Telephone                                                          5,425    0.0
Trade Shows                                                       17,034    0.1
Travel                                                            24,223    0.1
                                                                ---------------

  Total                                                         $390,418    1.3
                                                                ===============

                      See Notes to Financial Statements.

                          DEEP RUN PACKING CO., INC.
                      SCHEDULE OF ADMINISTRATIVE EXPENSES
                           YEAR ENDED MARCH 31, 1998


                                                                         %
                                                                      ------
Salaries - Administrative                         $   779,394            2.6
Accounting Fees                                        50,420            0.2
Administrative Supplies                                 9,806            0.0
Automobile                                             14,313            0.0
Bad Debts                                              25,313            0.1
Bank Charges                                            2,833            0.0
Depreciation - Office                                  22,943            0.1
Donations                                              37,167            0.1
Dues and Subscriptions                                 13,245            0.0
Engineering Fees                                        6,209            0.0
Insurance - Employee Benefits                          18,984            0.1
Insurance - Liability/Accident                          3,095            0.0
Insurance - Life                                        3,266            0.0
Legal Fees                                             12,835            0.0
Licenses                                               23,459            0.1
Medical Reimbursement Plan                              4,421            0.0
Miscellaneous                                          26,683            0.1
Outside Services                                       12,997            0.0
Pension Plan                                           15,013            0.1
Personnel Fees                                         15,235            0.1
Postage                                                 9,826            0.0
Repairs and Maintenance                                25,480            0.1
Seminars and Training                                  22,091            0.1
Tax - Miscellaneous                                     5,868            0.0
Tax - Payroll                                          48,577            0.2
Telephone                                              15,309            0.1
                                                   ----------         ------
  Total                                            $1,224,782            4.0
                                                   ==========         ======


                      See Notes to Financial Statements.

ITEM 7(b): UNAUDITED PRO FORMA FINANCIAL INFORMATION

On June 1, 1998, the Company acquired the stock of Deep Run Packing Company, Inc. The assets acquired include the company's manufacturing facility, machinery, equipment and land located in Pennsylvania. The Company intends to use the acquired assets to diversify into the canned pet food market segment. The purchase price was approximately $16.4 million. The acquisition was accounted for using the purchase method of accounting. The purchase price was allocated to the assets and liabilities based on the fair share of these items. Goodwill of $8.9 million was recorded. The Company financed the acquisition of Deep Run Packing and related costs with a $17.0 million borrowing under the terms of its senior secured acquisition debt facility.

The following unaudited condensed pro forma financial statements consist of the unaudited pro forma statements of operations of the Company for the fiscal year ended December 27, 1997 and for the three months ended March 28, 1998 and the unaudited pro forma balance sheet as of March 28, 1998 and the related notes. The unaudited pro forma statements of operations of the Company give effect to the Deep Run Acquisition as if such transactions had occurred on January 1, 1997. The unaudited pro forma balance sheet has been prepared assuming that the transaction had occurred on December 28, 1997.

The historical data of the Company for the fiscal year ended December 27, 1997 have been derived from the Company's audited consolidated financial statements and the historical data for the three months ended March 28, 1998 have been derived from the unaudited interim financial statements of the Company. The historical data of Deep Run for the year ended December 31, 1997 and three month period ended March 31, 1998 have been derived from the unaudited financial statements of Deep Run for those periods.

                      WINDY HILL PET FOOD COMPANY, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 27, 1997
                           (DOLLARS IN THOUSANDS)

                                                                             Pro Forma       Windy Hill
                                             Windy Hill       Deep Run     Adjustments for    Pro Forma
                                             Historical      Historical      Acquisition       Combined
                                             ----------      ----------    ---------------    ---------
Net sales                                     $164,288        $28,667        $     -          $192,955
Cost of goods sold                             113,288         23,400           (235) (a)      136,453
                                              --------        -------        -------          --------
    Gross Profit                                51,000          5,267            235            56,502

Operating Expenses:
Promotion and distribution                      28,980          1,548             -             30,528
Selling, general and administrative             10,886          1,340            219  (b)       12,445
Non-recurring transition costs                   1,571             -              -              1,571
                                              --------        -------        -------          --------
    Income from operations                       9,563          2,379             16            11,958

Interest expense, net                           10,608             58          1,615  (c)       12,281
Equity in earnings of joint ventures              (377)            -              -               (377)
Other expense, net                                  93              2             -                 95
                                              --------        -------        -------          --------
    Income (loss) before taxes                    (761)         2,319         (1,599)              (41)

Income tax expense (benefit)                        26             -             (36) (d)          (10)
                                              --------        -------        -------          --------
    Net income (loss) before
      extraordinary item                      $   (787)       $ 2,319        $(1,563)         $    (31)
                                              ========        =======        =======          ========

      See accompanying notes to unaudited pro forma financial statements.

                      WINDY HILL PET FOOD COMPANY, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE THREE MONTHS ENDED MARCH 28, 1998
                           (DOLLARS IN THOUSANDS)

                                                                             Pro Forma        Windy Hill
                                             Windy Hill       Deep Run     Adjustments for    Pro Forma
                                             Historical      Historical      Acquisition       Combined
                                             ----------      ----------    ---------------    ---------
Net sales                                      $61,769         $8,551          $   -           $70,320
Cost of goods sold                              44,737          7,293            (64) (a)       51,966
                                               -------         ------          -----           -------
    Gross Profit                                17,032          1,258             64            18,354

Operating expenses:
Promotion and distribution                       8,018            390             -              8,408
Selling, general and administrative              3,993            303             55  (b)        4,351
Non-recurring transition costs                     160             -              -                160
                                               -------         ------          -----           -------
    Income from operations                       4,861            565              9             5,435

Interest expense, net                            3,698             -             404  (c)        4,102
Equity in earnings of joint ventures              (266)            -              -               (266)
Other expense, net                                  29            (92)            -                (63)
                                               -------         ------          -----           -------
    Income (loss) before taxes                   1,400            657           (395)            1,662

Income tax expense (benefit)                       643             -              75  (d)          718
                                               -------         ------          -----           -------
    Net income (loss) before
       extraordinary item                      $   757         $  657          $(470)          $   944
                                               =======         ======          =====           =======

      See accompanying notes to unaudited pro forma financial statements.

                      WINDY HILL PET FOOD COMPANY, INC.
            NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

(a) Adjustment to cost of goods sold to reflect $235,000 for the year ended December 27, 1997 and $64,000 for the three months ended March 28, 1998 of reductions in depreciation expense based on the Company's estimated useful lives of the assets acquired.

(b) Adjustment to selling, general and administrative expense to reflect $219,000 for the year ended December 27, 1997 and $55,000 for the three months ended March 28, 1998 of additional amortization of goodwill resulting from the acquisition.

(c) Adjustment to interest expense, net to reflect interest on $17,000,000 debt incurred to acquire Deep Run:

                                                                 Three Months
                                         Year Ended                 Ended
                                        December 27,               March 28,
                                           1997                      1998
                                        ------------             ------------
Additional financing at 9.5%               $1,615                    $404
                                           ======                    ====

(d) Reflects an adjustment to income tax benefit (expense) at the effective rate of 23.9% for the year ended December 27, 1997 and 43.2% for the three months ended March 28, 1998 based on the Company's effective rate for such periods.

                      WINDY HILL PET FOOD COMPANY, INC.

                           PRO FORMA BALANCE SHEET
                            AS OF MARCH 28, 1998
                                 (UNAUDITED)
                           (DOLLARS IN THOUSANDS)


                                                                                       Pro Forma        Windy Hill
                                                       Windy Hill       Deep Run      Adjustments       Pro Forma
                                                       Historical      Historical   for Acquisition     Combined
                                                       ----------      ----------   ----------------    ---------
CURRENT ASSETS:
Cash and cash equivalents                              $  1,702         $   243         $    -          $  1,945
Trade accounts receivable, net of allowances             18,388           2,313              -            20,701
Inventories                                              15,484           2,369              -            17,853
Deferred income tax benefits                              2,360              -               -             2,360
Prepaid expenses and other assets                         1,324             248             195 (a)        1,767
                                                       --------         -------         -------         --------
    Total Current Assets                                 39,258           5,173              -            44,626

Property, plant, and equipment, net                      72,097           4,867              -            76,964
Goodwill, net                                            97,846              -            8,889  (b)     106,735
Other assets                                             16,594             734            (195) (a)      17,133
                                                       --------         -------         -------         --------
    Total Assets                                       $225,795         $10,774         $ 8,889         $245,458
                                                       ========         =======         =======         ========

CURRENT LIABILITIES:
Current installments of long-term debt                 $  1,500         $   410         $    -          $  1,910
Accounts payable                                         15,091           1,936              -            17,027
Accrued liabilities                                      11,164             205              -            11,369
                                                       --------         -------         -------         --------
    Total current liabilities                            27,755           2,551              -            30,306

Long-term debt, excluding current installments          145,812             112          17,000  (c)     162,924
Post-retirement benefit liability                         2,641              -               -             2,641
Other long term liabilities                               3,043              -               -             3,043
Deferred income tax liability                            13,059              -               -            13,059
                                                       --------         -------         -------         --------
    Total liabilities                                   192,310           2,663          17,000          211,973

Stockholders' equity:
Common stock                                                 -                1              (1) (d)          -
Preferred stock                                              -               -               -                -
Additional paid-in capital                               35,458              29             (29) (d)      35,458
Treasury stock                                               -             (234)            234  (d)          -
Retained earnings (deficit)                              (1,973)          8,315          (8,315) (d)      (1,973)
                                                       --------         -------         -------         --------
    Total stockholders' equity                           33,485           8,111          (8,111)          33,485
                                                       --------         -------         -------         --------
    Total liabilities and stockholders' equity         $225,795         $10,774         $ 8,889         $245,458
                                                       ========         =======         =======         ========

      See accompanying notes to unaudited pro forma financial statements

                       WINDY HILL PET FOOD COMPANY, INC.
                  NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                             AS OF MARCH 28, 1998


(a) Adjustment to reclass certain assets from long term to current as a result of the acquisition.

(b) Adjustment to reflect the excess of cost over the fair value of net assets purchased. Goodwill is being amortized on a straight-line basis over a 40-year period.

(c)   Represents debt incurred to acquire Deep Run.

(d)   Represents the equity adjustments associated with the acquisition.

                               Index to Exhibits


Exhibit No             Exhibit Description
----------             -------------------

  2.1 Stock purchase agreement dated April 16, 1998 between Windy Hill Pet Food Company, Inc. and the shareholders of Deep Run Packaging Co, Inc. (the text of which and exhibits which are incorporated by Reference to Exhibit
                       2.1 in the Company's Form 10-Q filed August 11, 1998).

 23.1                  Consent of Niessen, Dunlap & Pritchard, P.C.